Bontan Corporation Inc. 47 Avenue Road, Suite 200 Toronto, Ontario, Canada M5R 2G3 T: 416-929-1806 F: 416-361-6228 W: www.bontancorporation.com

BONTAN CORPORATION INC.

- and -

PRIVATE PLACEE

PRIVATE PLACEMENT AGREEMENT

_____________ UNITS

Certificate No.: _________

Bontan Corporation Inc. 47 Avenue Road, Suite 200 Toronto, Ontario, Canada M5R 2G3 T: 416-929-1806 F: 416-361-6228 W: www.bontancorporation.com

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

No prospectus, registration statement or similar offering document will be filed with any applicable securities regulatory authority in any jurisdiction with respect to securities issued by BONTAN and sold under the Agreement.

THIS  PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (the “Agreement”) made this ______day of  _____, 2006

BETWEEN:

BONTAN CORPORATION INC.

(herein called  “BONTAN” )

OF THE FIRST PART

- and -

__________________________

(herein called "Private Placee")

OF THE SECOND PART

WHEREAS  BONTAN is a reporting issuer in the Province of Ontario and in the United States;

AND WHEREAS BONTAN wishes to make a private placement of up to 10,400,000 units at a price of $0.25US Funds per unit, each unit comprised of one (1) BONTAN common share (a “Common Share”) and one BONTAN share purchase warrant (a “Warrant”), each such warrant entitling the Private Placee to purchase one (1) further BONTAN common share (a “Warrant Share”) at a price of $0.35US Funds until 5:00 p.m. Toronto time on the date which is twenty Four (24) months from the Closing Date (as defined herein);

AND WHEREAS the Private Placee has informed itself as to BONTAN's state of affairs and its assets and wishes to make a private placement investment in BONTAN securities by acquiring 200,000 units (the "Purchased Units”) of BONTAN;

AND WHEREAS the Purchased Units and the underlying Common Shares, Warrants and Warrant Shares are hereafter referred to collectively as the “Securities”;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree each with the other as follows:

A.

SUBSCRIPTION

1.

The recitals set out above shall form an integral part of this Agreement.

2.

The Private Placee hereby subscribes for and agrees to purchase from BONTAN the following:

___________ Purchased Units of BONTAN.  The price of the Purchased Units is $0.25 US Funds each or $_____________ US in the aggregate (the "Purchase Price").

Each unit is comprised of one (1) BONTAN common share and one BONTAN share purchase warrant, each such whole warrant entitling the Private Placee to purchase one (1) further BONTAN common share at the price of $0.35 US Funds until 5:00 p.m. Toronto time on the date which is twenty four (24) months from the closing date.

The Warrants shall be non-transferable by it except in accordance with the provisions of the securities legislation of the jurisdiction in which such transfer takes place, and shall expire and be of no value if unexercised by the time prescribed. The Warrants shall be in the form of the draft Warrant Certificate annexed hereto as Schedule "A", and forming a part hereof.

3.

The Private Placee shall pay the Purchase Price to BONTAN by a wire transfer to BONTAN at the following address:

Bontan Corporation Inc.

Bank of Montreal, Main Branch Toronto

First Canadian Place, Toronto, ON M5X 1A3  Canada

Account # 4658-156, Bank Code 001, Branch Code 00022

Bank Phone # 416-867-5050

Or by a certified cheque to be delivered to the BONTAN’s corporate office at 47 Avenue Road, Suite 200, Toronto, Ontario M5R 2G3, Canada.

The date of receipt of the full amount of the Purchase Price shall be deemed to be the closing date (the “Closing Date”) of this transaction.  The time of closing (the “Time of Closing”) shall be deemed to be 4:00 p.m. on the Closing Date.  The Securities shall be deemed acquired as of the Time of Closing.

4.

The parties hereto acknowledge and agree that the Securities are not qualified for sale in Canada (or any province thereof) of the United States of America (“USA”) and may not be offered or sold, directly or indirectly, in Canada (or any province thereof) or the USA or to a Canadian or USA resident, except as permitted in accordance with the provisions of the securities legislation of the respective jurisdictions.

B.

PRIVATE PLACEE’S ACKNOWLEDGEMENTS AND AGREEMENTS

The Private Placee understands, acknowledges and agrees that:

1.

This subscription may be accepted or rejected in whole or in part by BONTAN, in its sole discretion.

2.

Except as provided under applicable securities laws, this subscription is and shall be irrevocable except that (i) the Private Placee’s execution and delivery of this Agreement will not constitute  an agreement between BONTAN and the Private Placee until this Agreement is accepted on behalf on BONTAN and, if not so accepted, the Private Placee’s subscription and obligations  hereunder will terminate and (ii) the Private Placee can, at any time prior to acceptance of this  Agreement, request in writing that he/she or it be released from his/her or its obligations  hereunder (and BONTAN may, but need not, in its discretion, elect to release the Private Placee  from his/her or its subscription and from such obligations).

THE SECURITIES HAVE NOT BEEN RECOMMENDED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE OR PROVINCIAL SECURITIES COMMISSION OR BY ANY STATE OR PROVINCIAL SECURITIES COMMISSION OR REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

3.

Private Placee has not been provided with, nor has it requested, nor does it have any need to receive, an offering memorandum or any similar document in connection with its subscription for the Securities, and the decision to execute this Agreement and to purchase the Securities has been based entirely upon publicly available information concerning BONTAN and not upon any verbal or other written representation as to fact or otherwise made by or on behalf of BONTAN or any officer, director, employee, agent or affiliate thereof.

4.

The Securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or the securities laws of any state, and that the Securities are being offered and sold to a limited number of investors who are non-U.S. persons in transactions not requiring registration under the U.S. Securities Act in accordance with Regulation S of the U.S. Securities Act; accordingly, the Securities are “restricted securities” within the meaning of Rule 144(a)(3) of the U.S. Securities Act.

5.

Because the Securities will not have been registered under the U.S. Securities Act, or applicable U.S. state securities laws, the Private Placee is aware that any re-sale inconsistent with the U.S. Securities Act may create liability on his or its part and/or the part of BONTAN, and agrees not to assign, sell, pledge, transfer or otherwise dispose of or transfer the Securities except in compliance with the U.S. Securities Act and applicable state securities laws.  The Private Placee is also aware that any re-sale inconsistent with applicable securities laws in the province of Ontario (“Canadian Securities Laws”) may create liability on his or its part and/or the part of BONTAN, and agrees not to assign, sell, pledge, transfer or otherwise dispose of or transfer the Securities except in compliance with Canadian Securities Laws.

6.

Unless permitted under Canadian Securities legislation, the Private Placee shall not trade the Securities in the Province of Ontario before the date that is four months and one day after the Closing Date.

7.

Each certificate representing the Securities will bear a legend to the following effect:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY SHALL NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE CLOSING DATE.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED, SOLD, EXERCISED OR OTHERWISE TRANSFERRED ONLY (A) TO BONTAN CORPORATION INC. (THE “CORPORATION”) (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT, (C) IN COMPLIANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) WITH THE PRIOR WRITTEN CONSENT OF THE CORPORATION BUT WHICH MAY BE CONDITIONAL ON DELIVERY OF A LEGAL OPINION IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

8.

Provided that nothing herein shall limit the rights of BONTAN to register any or all of the

Securities, the Private Placee acknowledges that neither BONTAN nor any other representative on behalf of BONTAN has made any representations with respect to registration under the U.S. Securities Act or qualification under Canadian Securities Laws of the Securities and that no such registration is contemplated, that there can be no assurance that there will be any market for the Securities in the United States in the foreseeable future or any liquid market for four months, and that, as a result, the Private Placee may be required to bear the economic risk of his or its investment for an indefinite period of time under the U.S. Securities Act, or a period of four months and one day under the Canadian Securities Laws.

C.

BONTAN WARRANTIES AND REPRESENTATIONS

BONTAN hereby represents and warrants to the Private Placee as follows:

1.

BONTAN is a corporation duly organized and validly existing under the laws of the Province of Ontario, is duly qualified to carry on its business and is in good standing in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its property and assets requires such qualification, and has all requisite corporate power, authority and capacity to carry on its business as now conducted and to own, lease or operate its property and assets and to enter into, execute, deliver and perform its obligations under this Agreement.

2.

As of the date hereof, the authorized capital of BONTAN consists of an unlimited number of Common Shares.

3.

BONTAN is a “reporting issuer” in the Province of Ontario, and a “reporting foreign issuer” in the USA.

4.

All necessary corporate action has been taken by and on behalf of BONTAN to authorize the creation, issuance and sale of the Securities and upon receipt of the purchase price therefore; such securities shall be issued as fully paid and non-assessable securities of BONTAN.

D.

PRIVATE PLACEE’S REPRESENTATIONS AND WARRANTIES

1.

The Private Placee is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act and/or rule 45-501 of the Ontario Securities Commission.

2.

If Private Placee is not an “accredited investor” as set forth in Section 1 above, the Private Placee is not a U.S. Person (as such term is defined in Regulation S of the U.S. Securities Act), is not acquiring the Securities for the account or benefit of any U.S. Person and is resident in the jurisdiction set forth in its address in this Agreement.

3.

The Private Placee is aware of BONTAN’s business affairs and financial condition and has had access to and has acquired sufficient information about BONTAN to reach an informed and knowledgeable decision to acquire the Securities.  The Private Placee, understands that an investment in BONTAN includes a high degree or risk, has such knowledge and experience in financial and business matters, investments, securities and private placements as to be capable of evaluating the merits and risks of its investment in the Securities, is in a financial position to hold the Securities for an indefinite period of time, and is able to bear the economic risk of, and withstand a complete loss of such investment in the Securities.

4.

The Private Placee has been solely responsible for Private Placee’s (i) own due diligence investigation of BONTAN and its business, (ii) own analysis of the merits and risks of its investment made pursuant to this Agreement and (iii) own analysis of the terms of its investment.

5.

The Private Placee is purchasing the Securities for his/her or its own account as principal, for investment purposes only, and not with a view to any resale, distribution or other disposition of the Securities in violation of the U.S. Securities Act, or any other federal, state, or provincial law.  The Private Placee understands that its acquisition of the Securities has not been registered under the U.S. Securities Act or registered or qualified under any state or provincial law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Private Placee's investment intent as expressed herein. Except as contemplated by this Agreement, the Private Placee has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of the Securities. The Private Placee represents that it has not been organized, reorganized or recapitulated specifically for the purpose of investing in the Securities.

6.

The Private Placee understands that the subsequent transfer of any or all of the Securities will be restricted and Private Placee will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except (i) to the Corporation, (ii) outside the United States in compliance with Regulation S under the U.S. Securities Act, (iii) in compliance with the exemption from registration under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in compliance with any applicable state securities laws, or (iv) with the prior written consent of the Corporation (which will be delivered promptly and will not be unreasonably withheld, but which may be conditional on delivery of an opinion of counsel in form and substance satisfactory to the Corporation), pursuant to another exemption from registration under the U.S. Securities Act and in compliance with any applicable state securities laws, any or all of which may not be available to the Purchaser and the Company and its agents and counsel will be under no obligation to assist the Purchaser in complying with any rule or registering an offer, sale or other transfer of any of the Securities or in obtaining an exemption from such compliance or registration requirements

7.

The Private Placee shall exercise the Warrants in compliance with Regulation S of the U.S. Securities Act including delivering to BONTAN at the time of exercise a certificate certifying that Private Placee is not a U.S. Person and that the Warrant is not being exercised on behalf of a U.S. Person or an opinion of counsel satisfactory to BONTAN that the Warrant and the Warrant Shares delivered upon exercise thereof have been registered under the Securities Act or are exempt from the registration thereunder.

8.

The Private Placee is aware that the purchase and subsequent resale of the Securities may have tax consequences both in Canada and the United States, and is solely responsible for obtaining advice concerning the tax consequences of its investment in the Securities and is not relying on BONTAN for advice concerning such tax consequences.

9.

The certificates evidencing the Securities will be imprinted with legends in substantially the form provided in Subsection B.7 of this Agreement.

10.

If Private Placee is an individual, Private Placee has attained the age of majority and in every case Private Placee is legally competent to purchase the Securities, and execute the Agreement and take all actions required hereto.

11.

(i) The Private Placee has all requisite corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the Securities to be purchased by it and to carry out and perform all of his, her or its obligations under this Agreement; and (ii) this Agreement constitutes the legal, valid and binding obligation of the Private Placee, enforceable against the Private Placee in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

12.

The foregoing representations, warranties and covenants are true as of the date of this Agreement and shall be true as of the date that BONTAN issues and sells the Securities to the Private Placee, the date Private Placee exercises the Warrant and the date BONTAN issues any Warrant Shares.  If such representations and warranties shall not be true in any respect prior to any such date, the Private Placee will give prompt written notice of such fact to BONTAN.

E.

CONDITIONS TO CLOSING

BONTAN's obligation to sell and issue the Securities at the Closing is at the option of BONTAN, subject to the fulfillment or waiver of the following conditions:

1.

The representations made by the Private Placee and BONTAN herein shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of each such date.

2.

All covenants, agreements and conditions contained in this Agreement to be performed by the Private Placee on or prior to the Closing Date shall have been performed or complied with in all material respects.

3.

All necessary regulatory approvals shall have been obtained by BONTAN.

4.

No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

5.

The sale of Securities by BONTAN shall not be prohibited by any law or governmental order or regulation and shall not require any additional consent or approval other that the ones obtained by BONTAN.

6.

The issue and sale of the Securities is exempt from the requirement to file a prospectus and the requirement to deliver an offering memorandum under applicable securities laws.

7.

The delivery of a share certificate representing the Common Shares and the Warrant at the initial closing.

F.

MISCELLANEOUS

1.     The terms of this Agreement may be waived or amended with the written consent of BONTAN and the Private Placee.

2.    This Agreement shall be governed in all respects by and construed in accordance with the laws of the Province of Ontario without any regard to conflicts of laws principles.

3.

[Intentionally omitted.]

4.

The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by BONTAN or the Private Placee and the Closing.

5.

The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement. Notwithstanding the foregoing, the Private Placee shall not assign this Agreement or its rights hereunder without the prior written consent of BONTAN.

6.

This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects thereof.

7.

All notices and other communications required or permitted under this Agreement shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, overnight delivery service or registered or certified United States or Canadian mail addressed to BONTAN or the Private Placee, as the case may be, at their respective addresses set forth in subsection 13 or at such other address as BONTAN or the Private Placee shall have furnished to the other party in writing. All notices and other communications shall be effective upon the earlier of actual receipt thereof by the person to whom notice is directed or (i) in the case of notices and communications sent by personal delivery or telecopy, one business day after such notice or communication arrives at the applicable address or was successfully sent to the applicable telecopy number, (ii) in the case of notices and communications sent by overnight delivery service, at noon (local time) on the second business day following the day such notice or communication was sent, and (iii) in the case of notices and communications sent by United States or Canadian mail seven days after such notice or communication shall have been deposited in the United States or Canadian mail.

8.

If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9.

This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

10.

Each party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

11.

BONTAN and the Private Placee shall each bear its own costs and expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby, including fees of legal counsel.

12.

Except as otherwise specified, all references to "dollars" or "$" in this Agreement (including the Exhibits attached hereto) shall be deemed to refer to United States dollars.

13.

a)

Name and Address of Private Placee

Name:

___________________________________

Address:

___________________________________

Attention:

___________________________________

Phone No.:

___________________________________

Contact:

___________________________________

Phone No.:

___________________________________

b)

In the event that the Private Placee is contracting hereunder on behalf of one or more disclosed principals, the name and address of each such disclosed principal is set forth below (if space is insufficient, attach a list):

Name:

________________________

Name:  _______________________

Address:           _______________________

Address:  _____________________

c)

Registration of the certificates representing the common shares and warrants being acquired pursuant to this agreement should be made as follows (if space is insufficient, attach a list):

Registration

(Account reference: if applicable)

Name:

__________________________

Address:

__________________________

__________________________

__________________________

Contact Name: _________________________

Phone No:

__________________________

d)

The certificate representing the common shares and warrants being acquired pursuant to this agreement should:

be mailed to the registered holder at the address set forth in (C) above; or

be made available to be picked up at the principal office of BONTAN in Toronto, Ontario,' or be mailed to the following person at the following address:

Contact:

______________________________________

Address:

______________________________________

______________________________________

Please check one box, failing which such certificates will be mailed to the registered holder as described above.

14.

This Agreement shall be binding upon and ensure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate effective as of the date first above written.

SIGNED, SEALED AND DELIVERED

) BONTAN CORPORATION INC.

) Per:

)

)   ________________________________

Kam Shah, CEO

) Per:

)   _________________________________

(PRIVATE PLACEE)

Endnotes

2